Exhibit 99.B(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

SEI Institutional International Trust:

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in this Registration Statement of the SEI Institutional International Trust International Equity Fund, Emerging Markets Equity Fund, International Fixed Income Fund, and Emerging Markets Debt Fund.

/s/ KPMG LLP

Philadelphia, Pennsylvania
October 14, 2014